UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2012

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Escalon Medical Corp. entered into material definitive agreements in connection with the sale of its Escalon Clinical Diagnostics business by its Drew Scientific, Inc. subsidaries to ERBA Diagnostics, Inc. as detailed on Item 2.01

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 3, 2012 Escalon Medical Corp. (the "Company") sold its Clinical Diagnostics Business to ERBA Diagnostics, Inc. The Escalon Clinical Diagnostics Business ("ECD’) consists of Drew Scientific, Inc., and its wholly owned subsidiaries JAS Diagnostics, Inc. ("JAS") and Drew Scientific Limited Co. The sales price was $6,500,000 in cash. ECD develops and sells A1c and Hematology diagnostic instruments, reagents and chemistries. Drew was focused on providing instrumentation and consumables for the physician office labs, small hospital labs and veterinary research laboratories. Drew also supplies the reagent and other consumable materials needed to operate the instruments. JAS specializes in the manufacture of a broad range of liquid stable, diagnostics chemistry reagents used in IVD tests. Many of these reagents are single vial stable, which offer ease of use, increased speed of results and extended on-board stability. Escalon Clinical Diagnostics revenues from operations were $12,985,000, $13,708,000 and $18,077,000, in fiscal 2012, 2011, 2010, respectively. The sale of this business will have a material effect on earnings in subsequent periods.

Item 9.01 Financial Statements and Exhibits.

2.1 Stock Purchase Agreement
99.1 Press Release dated October 4, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

October 10, 2012	By:	Richard DePiano

Name: Richard DePiano
Title: Chairman & CEO

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Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement
99.1	Press Release dated October 4, 2012